EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date:	February 7, 2023

NEWPATH PARTNERS, L.P.

By:	/s/ Newpath Partners GP, L.P.

By:	/s/ Thomas Cahill
By: Thomas Cahill
Title: Managing Member

NEWPATH PARTNERS GP, L.P.

By:	/s/ Newpath Partners GP, LLC

By:	/s/ Thomas Cahill
By: Thomas Cahill
Title: Managing Member

NEWPATH PARTNERS GP, LLC

By:	/s/ Thomas Cahill
By: Thomas Cahill
Title: Managing Member

By:	/s/ Thomas Cahill
THOMAS CAHILL